 9 Meters Biopharma, Inc. Prices Public Offering of Common Stock

RALEIGH, NC / ACCESSWIRE / December 11, 2020 / 9 Meters Biopharma, Inc. (NASDAQ: NMTR) (the “Company”), a clinical-stage rare and unmet needs-focused gastroenterology company, announced today the pricing of an underwritten public offering of 46,153,847 shares of its common stock at a price to the public of $0.65 per share. In addition, the Company has granted the underwriters a 30-day option to purchase up to 6,923,077 additional shares of common stock at the public offering price, less underwriting discounts and commissions. The offering is expected to close on December 15, 2020, subject to customary closing conditions.
The gross proceeds to the Company from the public offering, before deducting underwriting discounts and commissions and offering expenses payable by 9 Meters, are expected to be approximately $30 million. The Company intends to use the net proceeds of this offering, together with other available funds, to advance the clinical development of NM-002 for the treatment of short bowel syndrome, the continued clinical development of larazotide for the treatment of celiac disease, and for working capital and general corporate purposes.
William Blair & Company, L.L.C. and Truist Securities, Inc. are acting as joint book-running managers for the offering. Oppenheimer & Co., Inc. is acting as lead manager for the offering and Brookline Capital Markets, a division of Arcadia Securities, LLC, is acting as co-manager for the offering.
The offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-249268) that was declared effective by the Securities and Exchange Commission (the “SEC”) on October 9, 2020. A preliminary prospectus supplement related to the offering has been filed with the SEC and a final prospectus supplement with the final terms of the offering will be available on the SEC’s website, located at www.sec.gov. Copies of the prospectus supplement and the accompanying prospectus relating to the offering may also be obtained from William Blair & Company, L.L.C., Attention: Prospectus Department, 150 North Riverside Plaza, Chicago, IL 60606, or by calling (800) 621-0687, or emailing prospectus@williamblair.com, or from Truist Securities, Inc., Attention: Prospectus Department, 3333 Peachtree Road NE, 9th floor, Atlanta, Georgia 30326, or emailing TruistSecurities.prospectus@Truist.com. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.
This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities nor shall there be any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offer, if at all, will be made only by means of the prospectus supplement and accompanying prospectus, which are a part of the effective registration statement.
About 9 Meters Biopharma
9 Meters Biopharma, Inc. is a rare and unmet needs-focused gastroenterology company. The Company is working to advance NM-002, a proprietary long-acting GLP-1 agonist into a Phase 2 trial for Short Bowel Syndrome (SBS), a rare, orphan disease, as well as larazotide, a Phase 3-stage tight junction regulator being evaluated for patient-reported symptom improvement in non-responsive celiac disease.
For more information, please visit www.9meters.com or follow 9 Meters on Twitter and LinkedIn.

Forward-Looking Statements
This press release includes forward-looking statements based upon the Company's current expectations. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation: (i) risks related the satisfaction of customary closing conditions for the offering, the Company’s expected use of the net proceeds from the offering and its need to raise additional capital even after this offering; (ii) uncertainties associated with the clinical development and regulatory approval of product candidates; (iii) uncertainties in obtaining successful clinical results for product candidates and unexpected costs that may result therefrom; (iv) risks related to the failure to realize any value from product candidates and preclinical programs being developed and anticipated to be developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market; (v) the impact of COVID-19 on our operations, clinical trials or future financings and (vi) risks associated with the possible failure to realize certain anticipated benefits of the Company's recent merger and the Naia acquisition, including with respect to future financial and operating results. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements because of these risks and uncertainties. These and other risks and uncertainties are more fully described in periodic filings with the SEC, including the factors described in the section entitled “Risk Factors” in the Company’s. Annual Report on Form 10-K for the year ended December 31, 2019, Form 10-Q for the quarter ended September 30, 2020 and in other filings that the Company has made and future filings the Company will make with the SEC. You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof or as of the dates indicated in the forward-looking statements. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.
Corporate contacts
Edward J. Sitar, Chief Financial Officer
9 Meters Biopharma, Inc.
investor-relations@9meters.com
www.9meters.com

Media contact
Amy Jobe, Ph.D.
LifeSci Communications, LLC
ajobe@lifescicomms.com
315-879-8192

Investor contact
Corey Davis, Ph.D.
LifeSci Advisors, LLC
cdavis@lifesciadvisors.com
212-915-2577